UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2009

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Huntington’s Board of Directors approved modifications to the base salaries for Donald R. Kimble, Chief Financial Officer, Mary W. Navarro, Senior Executive Vice President & Regional Banking Group President for The Huntington National Bank, and Daniel B. Benhase, Senior Executive Vice President and Senior Trust Officer for The Huntington National Bank.

Beginning on January 1, 2010, the annual base salaries for each of these executives will be increased, with the entire increased amount to be paid in shares of Huntington common stock. The increased annual salary amounts to be paid in shares are: $330,000 for Mr. Kimble, $190,000 for Ms. Navarro and $160,000 for Mr. Benhase.

With respect to each semi-monthly pay period, these executive officers will receive a number of shares of common stock determined by dividing the amount of base salary (net of applicable tax withholdings) to be paid in common shares with respect to that pay period by the closing price of a share of Huntington common stock as reported on the NASDAQ Global Select Market on the pay date for such period, or if not a business day, the business day immediately preceding such date.

The shares will be paid under Huntington’s Amended and Restated 2007 Stock and Long-Term Incentive Plan in the form of restricted stock. The shares will be immediately 100% vested as of the pay date and will not be subject to any requirement of future service. The shares may not, however, be sold, transferred, pledged, assigned, or otherwise disposed of until the later to occur of (1) or (2) below:

(1) The date that is six months after the pay date; or

(2) The earliest to occur of the following events: (A) 6 months after the repayment of any loan issued to the company under the Troubled Asset Relief Program ("TARP"), (B) January 1, 2012, or (C) a change in control of the company;

provided that the company will release the shares in the event of the executive’s death. The Compensation Committee of the Board of Directors may, in its sole discretion and without the executive’s consent, terminate, modify or suspend this compensation structure at any time.

These modifications to base salaries were made to address the impact on Huntington’s executive compensation of the Interim Final Rule for TARP Standards for Compliance and Corporate Governance issued by the U.S. Department of the Treasury on June 15, 2009. Each executive’s compensation is subject to the terms and conditions of this rule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

December 18, 2009	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary